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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Kuhlman Corporation on Form S-3 of our report dated February 3, 1997 on our audit of the combined financial statements of Kysor Transportation Products Group as of December 31, 1996 and for the year then ended, which report is included in Amendment No. 1 to Form 8-K/A.

     We also consent to the reference to our firm under the caption "Experts".

                                         /s/       Coopers & Lybrand L.L.P.

Detroit, Michigan

June 3, 1997

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